Exhibit 99.1

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of GreenVision Acquisition Corp. (“GreenVision”) and Helbiz, Inc. (“Helbiz”), and in the case of Helbiz, taking into account of its acquisition of MiMoto Smart Mobility, S.r.l. (“MiMoto”), adjusted to give effect to the Business Combination described in the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of GreenVision and the pro forma balance sheet of Helbiz, taking into account of the MiMoto acquisition, as of March 31, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The following unaudited pro forma condensed combined statements of operations combine GreenVision’s historical statement of operations for the year ended December 31, 2020, and the three months ended March 31, 2021, with Helbiz’s pro forma historical statement of operations, taking into account of the MiMoto acquisition, for the year ended December 31, 2020 and the three months ended March 31, 2021, as if the Business Combination had occurred on January 1, 2020.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a “reverse merger” and recapitalization in accordance with GAAP. Under this method of accounting, GreenVision is treated as the acquired company and Helbiz is treated as the acquirer for financial statement reporting purposes. Helbiz has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Helbiz’s existing shareholders have a controlling voting interest in the combined company;

•        Helbiz controls a majority of the board of directors of the combined company;

•        Helbiz’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined company; and

•        Helbiz’s senior management continues as the senior management of the combined company.

Accordingly, the assets and liabilities and the historical results of operations that are reflected in the unaudited pro forma condensed financial statements are those of Helbiz, including the MiMoto transaction, and are recorded at the historical cost basis of Helbiz and MiMoto. GreenVision’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Helbiz after consummation of the Business Combination.

The pro forma adjustments reflect the transaction accounting adjustments, in accordance with U.S. GAAP. No autonomous entity adjustments have been identified and recorded as pro forma adjustments. Additionally, the pro forma adjustments do not reflect management’s adjustments for potential synergies and dis-synergies.

The unaudited pro forma condensed combined financial statements described above have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        GreenVision’s historical audited financial statements, as amended and restated, as of and for the fiscal year ended December 31, 2020, and the related notes, included elsewhere in this proxy statement;

•        GreenVision’s historical unaudited condensed financial statements, as amended and restated, as of and for the three months ended March 31, 2021, and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s historical audited financial statements as of and for the year ended December 31, 2020, and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s historical unaudited condensed financial statements as of and for the three months ended March 31, 2021 and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s pro forma historical financial statements, taking into account of the acquisition of MiMoto, and the related notes thereto, included elsewhere in this proxy statement; and

•        other information relating to GreenVision and Helbiz contained in the Definitive Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal.”

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The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of GreenVision’s future financial position or operating results.

On February 8, 2021, GreenVision entered into the Merger Agreement pursuant to which GreenVision will merge with Helbiz. In exchange for all of the outstanding securities of Helbiz, GreenVision will issue a maximum of 30,000,000 shares of its common stock to the shareholders of Helbiz. Additionally, under the Merger Agreement, as a closing condition to the Business Combination, a private investment in public equity (PIPE) for gross proceeds of at least $30 million shall have been consummated simultaneously with the closing of the Business Combination. Concurrently with the execution of the Merger Agreement, GRNV entered into subscription agreements and registration rights agreements, with certain institutional and accredited investors some of whom transferred their obligations to additional institutional and accredited investors that entered into additional Subscription Agreements (collectively, the “PIPE Investors”). The PIPE Investors collectively subscribed for an aggregate 2,650,000 GRNV units at $10.00 per unit, with each unit consisting of one share of Class A Common Stock and a warrant to purchase one share of Class A Common Stock exercisable at $11.50, for aggregate gross proceeds of $26.5 million, of which proceeds $5 million was in the form of cancelation of debt. Under the terms of the Merger Agreement, the PIPE Investment was to be for a minimum of $30 million, but the parties to the Merger Agreement waived that closing condition. The PIPE Investment was consummated substantially concurrently with the Closing.

Pursuant to GreenVision’s existing amended and restated certificate of incorporation, Public Stockholders (as defined in the Proxy Statement) were offered the opportunity to redeem, upon the closing of the Business Combination, shares of GreenVision Common Stock then held by them for cash equal to their pro rata share of the aggregate amount of funds (as of two business days prior to the Closing) held in the Trust Account (as defined in the Proxy Statement). Consummation of the Business Combination is conditioned upon, among other things, the GreenVision stockholders adopting and approving the Business Combination. If GreenVision stockholders owning 50% or more of GreenVision shares of Common Stock issued in the IPO vote against the Business Combination and exercise their right to redeem their shares of GreenVision shares of Common Stock issued in the IPO into a pro rata portion of the funds held in the Trust Account, then the Business Combination cannot be consummated.

On May 12, 2021, the holders of 3,838,447 GreenVision’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114.

On August 9, 2021, the holders of 1,615,502 Green Vision’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $16,494,275.

On August 12, 2021, which represent the Business Combination Date, an amount of $3,022,681 were present in the Trust Account, representing 296,051 of GreenVision’s common stock.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with GreenVision’s historical financial statements, as amended and restated, Helbiz historical financial statements and Helbiz pro forma condensed financial statements, taking into account of the MiMoto acquisition, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of GreenVision’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of GreenVision following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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	31-Mar-21

	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - Actual redemption	Note	Pro Forma Combined - Actual redemption

	(dollar amounts in thousands)
Cash and cash Equivalents	$169	$3,725	$22,986	1	$26,880
Accounts receivables	—	163	—		163
Prepaid and other current assets	70	2,795	—		2,865
Total Current Assets	239	6,683	22,986		29,908
Property, Plant & Equipment	—	6,883	—		6,883
IP – Intellectual Properties	—	13,594	—		13,594
Other non-current assets	—	1,879	(1,050)	2	829
Marketable securities held in Trust Account	58,967	—	(58,967)	1a	—
Total Assets	59,206	29,040	(37,031)		51,214
Accounts Payables, accrued expenses and other liabilities	315	5,606	(243)	1d	5,678
Advance from third party	504	—	(475)	2	29
Current financial liabilities	—	1,216	0	3	1,216
Total Current liabilities	819	6,822	(718)		6,923
Other non-current liabilities	—	172	—		172
Non-Current financial liabilities	3,297	18,218	—		21,515
Total Liabilities	4,116	25,212	(718)		28,609
Common Stock subject to redemption	58,766		(58,766)	4	—
Convertible Preferred Stock	—	4,075	(4,075)	5	—
Total Stockholders’ Equity	(3,676)	(247)	26,529	6	22,606
Total liabilities and Stockholder’s Equity	59,206	29,040	(37,031)		51,214

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	Twelve months ended December 31, 2020

	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - Actual redemption	Note	Pro Forma Combined - Actual redemption

	(dollar amounts in thousands)
Net revenue	$—	$5,443	$—		$5,443
Operating expenses:	—	—	—		—
Cost of Revenue	—	13,194	—		13,194
Research and Development	—	1,850	—		1,850
Sales and marketing	—	4,661	—		4,661
General and administrative	849	11,328	6,537	1	18,714
Total operating expenses	849	31,033	6,537		38,419
Loss from operations	(849)	(25,590)	(6,537)		(32,976)
Other income (expenses)	2	(2,240)	—		(2,238)
Interest income (expenses)	343	(2,240)	(343)	2	(2,240)
Total other income (expense), net	345	(4,480)	(343)		(4,478)
Income Taxes	(3)	(14)	—		(17)
Net Loss	(508)	(30,084)	(6,880)		(37,472)
Deemed dividends and Deemed dividends equivalent	—	(231)	231	3	—
Net Loss per share attributable to common stockholders	(508)	(30,315)	(6,649)		(37,472)
Weighted average number of common stock outstanding	2,183,175	4,215,569			29,456,147
Net loss per share attributable to common stockholders, basic and diluted	(0.29)	(7.19)			(1.27)

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	Three months ended March 31, 2021

	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - Actual redemption	Note	Pro Forma Combined - Actual redemption

	(dollar amounts in thousands)
Net revenue	$—	$1,200	$—		$1,200
Operating expenses:
Cost of Revenue	—	5,843	—		5,843
Research and Development	—	637	—		637
Sales and marketing	—	1,276	—		1,276
General and administrative	269	4,198	—		4,467
Total operating expenses	269	11,954	—		12,223
Loss from operations	(269)	(10,754)	—		(11,023)
Other income (expenses)	(220)	(4,395)	—		(4,615)
Interest income (expenses)	2	(498)	(2)	4	(498)
Total other income (expense), net	(218)	(4,893)	(2)		(5,113)
Income Taxes	—	(2)	—		(2)
Net Loss	(487)	(15,649)	(2)		(16,138)
Deemed dividends and Deemed dividends equivalent	—	(35)	35	5	—
Net Loss per share attributable to common stockholders	(487)	(15,684)	33		(16,138)
Weighted average number of common stock outstanding	2,061,022	4,897,202			29,456,147
Net loss per share attributable to common stockholders, basic and diluted	(0.24)	(3.20)			(0.55)

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

The GreenVision Business Combination with Helbiz is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Helbiz is treated as the accounting acquirer and GreenVision is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Helbiz issuing stock for the net assets of GreenVision, accompanied by a recapitalization. The net assets of GreenVision are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•        GreenVision’s restated unaudited condensed balance sheet as of March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes, which is attached as an exhibit to this filing and included elsewhere in this proxy statement; and

•        Helbiz unaudited pro forma balance sheet as of March 31, 2021, taking into account the acquisition of MiMoto and the related notes, which is attached as an exhibit to this filing and included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and three months ended March 31, 2021, have been prepared using, and should be read in conjunction with, the following:

•        GreenVision’s restated audited statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in this proxy statement;

•        GreenVision’s restated unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz unaudited pro forma statement of operations for the year ended December 31, 2020, taking into account of the acquisition of MiMoto and the related notes, which is included elsewhere in this proxy statement; and

•        Helbiz unaudited pro forma statement of operations for the three months ended March 31, 2021, taking into account of the acquisition of MiMoto and the related notes, which is included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of GreenVision, Helbiz and the Helbiz pro forma, taking into account of the MiMoto acquisition.

2.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information for transaction accounting adjustments and autonomous entity adjustments. GreenVision and Helbiz have not had any material historical transactions prior to the consummation of the Business Combination. However, certain pro forma adjustments were made to eliminate such activities between the companies. All dollar references below shall be deemed to be in thousands (000s) unless otherwise specified below.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, are as follows:

1-      Cash and Cash equivalent:    the $22,986 pro forma adjustment reflects multiple transactions listed below:

The PIPE Investors collectively subscribed for an aggregate 2,650,000 GRNV units at $10.00 per unit, with each unit consisting of one share of Class A Common Stock and a warrant to purchase one share of Class A Common Stock exercisable at $11.50, for aggregate gross proceeds of $26.5 million, of which proceeds $5 million was in the form of cancelation of debt. Under the terms of the Merger Agreement, the PIPE Investment was to be for a minimum of $30 million, but the parties to the Merger Agreement waived that closing condition.

Reclassification of cash held in the GVAC’s Trust Account	a	$58,967
Less: GVAC redemption occurred on May 12, 2021	b	(39,207)
Less: GVAC redemption occurred on August 11, 2021	c	(16,494)
Less: Payments of GVAC Account Payables	d	(243)
Private investment in public equity (PIPE), excluded the cancellation of debt	e	21,500
Proceeds from promissory notes entered with a PIPE Investor – the Promissory Notes were cancelled because included as PIPE Investment	f	5,000
Proceed from Helbiz Inc. CEO promissory notes	g	2,010
Less: Repayment of CEO Promissory Notes	h	(2,010)
Less: IPO/Merger costs	i	(6,537)
Pro forma adjustment to Cash and Cash Equivalent		$22,986

a)	reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination, for $59 million.

b)	deduction of $39.2 million related to the 3,838,447 GVAC’s Common Shares redeemed on May 12, 2021.
c)	deduction of $16 million related to the 1,615,502 GVAC’s Common Shares redeemed on August 11, 2021.

d)	deduction of $0.2 million related to payments made from the Trust Account for tax purpose, by GVAC. The $0.2 million were included as Account Payables on March 31, 2021.
e)	private investment in public equity (PIPE) for $21.5 million, represents the amount in the PIPE escrow account. The PIPE Investors collectively subscribed for aggregate gross proceeds of $26.5 million, of which proceeds $5 million was in the form of cancelation of promissory Notes, refer to point f.

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f)	Increase of $5 million related to the Promissory Notes signed with an Helbiz shareholder in June and July 2021. The $5 million Promissory Notes were cancelled on the Business Combination Date by subscribing $5 million of PIPE.
g)	Increase of $2 million related to Promissory Notes signed with the Helbiz Chief Executive Officer during May and June 2021.
h)	Deduction of 2 million related to the repayment of CEO Promissory Notes at the occurrence of the Business Combination.
i)	deduction of the non-recurring costs of the IPO/Merger for approximately $6.5 million incurred at the closing of the Business Combination. Such expenses are comprised of approximately $5.0 million consisting of underwriters and bankers’ fees (including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO) and the remainder consists of legal, audit and other professional fees and printing expenses.

2-      Other non-current Assets and Advance from third party:    the $1,050 pro forma adjustment recorded as reduction of Other non-current assets and the $475 pro forma adjustment recorded as reduction of Advance from third party, reflect the elimination of two 2021 transactions between Helbiz and GVAC, described below.

a)      On February 8, 2021, Helbiz paid $750 to GVAC in accordance with the Merger Agreement. Helbiz recorded the transaction as Deferred Merger Costs, included as Other non-current Assets while GVAC recorded the transaction as Advance from third party for $175 and Stockholder Equity for $575. In detail, GVAC used those funds for: (i) $575 for the second extension, and (ii) $175 for operating expenses.

b)      On March 23, 2021, Helbiz and GVAC entered into an unsecured promissory note for $300. Helbiz recorded the transaction as Other non-current Assets while GVAC recorded the transaction as Advance from third party.

3-      Current Financial liabilities:    The net impact of adjustment is $0, however the account includes the following transactions:

Proceeds from promissory notes entered with a PIPE Investor	a	5,000
Less: cancellation of the Promissory Notes entered with a PIPE Investor	b	(5,000)
Proceed from Helbiz Inc. CEO promissory notes	c	2,010
Less: Repayment of CEO Promissory Notes	d	(2,010)
Pro forma adjustment to Current Financial liabilties		$0

a)	Increase of $5 million related to the Promissory Notes signed by Helbiz with a PIPE shareholder in June and July 2021.

b)	The $5 million Promissory Notes, described above point a, were cancelled on the Business Combination Date by subscribing $5 million of PIPE.
c)	Increase of $2 million related to Promissory Notes signed with the Helbiz Chief Executive Officer during May and June 2021.

d)	Deduction of 2 million related to the repayment of CEO Promissory Notes at the occurrence of the Business Combination.

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4-      Common Stock Subject to Redemption:    the $58.8 million pro forma adjustment reflects the release of the Trust Account and related commitment of GreenVision.

5-      Convertible Preferred Stock:    the $4.1 million pro forma adjustment reflects the conversion of the 453 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2021. The Series B Convertible Preferred Stock has been automatically converted into the shares of Common Stock of GreenVision at the closing of the Business Combination.

6-      Stockholder Equity:    the $26,529 pro forma adjustment reflects multiple transactions listed below:

Reclassification of GVAC’s Commitments	a	$58,766
Less: GVAC redemption effective on May 12, 2021	b	(39,207)
Less: GVAC redemption occurred on August 11, 2021	c	(16,494)
Conversion of Helbiz Series B Convertible Preferred Stock	d	4,075
Private investment in public equity (PIPE)	e	26,500
Less: IPO/Merger costs	f	(6,537)
Less: elimination of transaction between Helbiz and GVAC, refer to 2a	g	(574)
Pro forma adjustment to Stockholder Equity		$26,529

a)      reclassification of the stockholders of GVAC commitments for $58.8 million.

b)      deduction reflecting the redemption on May 12, 2021 by the holders of 3,838,447 shares of GVAC’s common stock for $39.2 million;

c)      deduction reflecting the redemption on August 11, 2021 by the holders of 1,615,502 shares of GVAC’s common stock for $16.5 million;

d)      conversion of the Helbiz Series B Convertible Preferred Stock outstanding as of March 31, 2021 for $4.1 million.

e)      private investment in public equity (PIPE) for $26.5 million

f)      deduction of non-recurring costs of the IPO/Merger for approximately $6.5 million expected to be incurred at the closing of the Business Combination. Such expenses are comprised of approximately $5.0 million consisting of underwriters and bankers’ fees (including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO) and the remainder consists of legal, audit and other professional fees and printing expenses; and

g)      elimination of transaction between Helbiz and GVAC, refer to Note 2 a) for further details.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Twelve months ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

1-      General and administrative:    the $6,537 pro forma adjustment for non-recurring costs of the IPO/Merger, expected to be incurred at the closing of the Business Combination. Such expenses are comprised of approximately $5.7 million consisting of underwriters and bankers’ fees (including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO) and the remainder consists of legal, audit and other professional fees and printing expenses.

2-      Interest income (expenses):    the $343 pro forma adjustment the elimination of the interest income related to the Trust Account.

3-      Deemed Dividends and Deemed Dividends Equivalent:    the $231 pro forma adjustment represents the elimination of the dividends related to the Helbiz Convertible Preferred Shares.

Three months ended March 31, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 are as follows:

4-      Interest income (expenses):    the $2 pro forma adjustment the elimination of the interest income related to the Trust Account.

5-      Deemed Dividends and Deemed Dividends Equivalent:    the $35 pro forma adjustment represents the elimination of the dividends related to the Helbiz Convertible Preferred Shares.

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3.     Net Loss per Share

We calculated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, giving effect to the Business Combination as if it had occurred on January 1, 2020. We assumed no changes in the number of common shares outstanding from January 1, 2020, to March 31, 2021. The weighted-average number of shares outstanding based on the business Combination Date GVAC Common Shares outstanding are as below:

Pro Forma Combined Assuming No Redemptions into Cash
GVAC Common Shares issue to Helbiz Shareholders(1)	24,497,596
GVAC Common Shares, already issued at IPO(2)	1,733,551
GVAC Common Shares issue for conversion of GVAC Rights	575,000
GVAC Common Shares issue for PIPE Investors	2,650,000
Weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted	29,456,147
____________
(1)	The GVAC Common Shares expected to be issued to Helbiz Shareholders include MiMoto shareholders.
(2)	The GVAC Common Shares, already issued at IPO include: 1,437,500 issued to the GVAC Promoter, and 296,051 subscribed by public shareholders.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, we excluded from the Net Loss per share for the year ended December 31, 2020, and for the three months ended March 31, 2021, the impact of the following potentially dilutive outstanding shares: 2020 Stock Option Plan, 2020 CEO Performance Awards, GVAC warrants and PIPE warrants.

For purposes of this following discussion the terms “we”, ‘our” or “us” or “the Company” and similar references refers to Helbiz and its affiliates. Except for per share amounts or as otherwise indicated, all dollar amounts in this section are to thousands of dollars.

On January 28, 2021 Helbiz, Inc. (“Helbiz”) entered into a Sales and Purchase Agreement (the “Sale and Purchase Agreement”) for the sale and purchase of the entire issued corporate capital of MiMoto Smart Mobility S.r.l. (“MiMoto”) pursuant to which the equity holders of MiMoto sold their capital stock in MiMoto to Helbiz. MiMoto is an Italian company operating in the mobility business by sharing e-mopeds through an IT platform. Helbiz settled the acquisition with a mix of cash considerations and issuance of Helbiz’s Common Shares during the second quarter of 2021.

Based on the Sales and Purchase Agreement, Helbiz acquired all of the outstanding capital stock of MiMoto in exchange for cash consideration and shares of Helbiz common stock. Helbiz paid cash consideration of $2,156,000 and equity consideration of 228,230 Class A shares of Helbiz’s common stock.

The following unaudited pro forma condensed combined financial statement are based on Helbiz’s historical consolidated financial statement and MiMoto’s historical financial statements as adjusted to give effect to the acquisition of MiMoto. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the twelve months ended December 31, 2020 give effect to the MiMoto acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the MiMoto acquisition as if it had occurred on March 31, 2021.

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The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Helbiz’s historical consolidated financial statements and MiMoto historical financial statements and the related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands)

	March 31, 2021
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Cash and cash Equivalents	$3,557	$168	$—		$3,725
Account receivables	101	62	—		163
Restricted cash	2,156	—	(2,156)	A	—
Prepaid and other current assets	2,809	169	(183)	B	2,795
Total Current Assets	8,623	399	(2,339)		6,683
Property, Plant & Equipment	6,772	111	—		6,883
IP – Intellectual Property	—	—	13,594	C	13,594
Deferred tax assets	—	267	(267)	D	—
Other non-current assets	1,725	154	—		1,879
Total Assets	17,120	931	10,988		29,040

Accounts Payables	3,177	753	—		3,930
Accrued expenses and other current liabilities	1,676	—	—		1,676
Current financial liabilities	1,014	202	—		1,216
Total Current liabilities	5,867	955	—		6,822
Deferred tax liabilities	—	54	(54)	D	—
Other non-current liabilities	130	42	—		172
Non-Current financial liabilities	17,501	717	—		18,218
Total Liabilities	23,498	1,767	(54)		25,211
Convertible Preferred Stock	4,075	—	—		4,075
Total Stockholders’ Deficit	(10,453)	(836)	11,042	E	(247)
Total liabilities, Convertible Preferred Stock and Stockholder’s Deficit	17,120	931	10,988		29,040

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	Twelve months ended December 31, 2020
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$4,418	$1,025			$5,443
Operating expenses:
Cost of Revenue	7,870	793	4,531	c	13,194
Research and Development	1,604	246			1,850
Sales and marketing	4,808	432	(579)	f	4,661
General and administrative	10,075	1,253			11,328
Total operating expenses	24,357	2,724	3,952		31,033
Loss from operations	(19,939)	(1,699)	(3,952)		(25,590)
Other income:	(2,388)	694	(546)	f	(2,240)
Interest expense	(2,232)	(8)			(2,240)
Total other income (expense), net	(4,620)	686	(546)		(4,480)
Income Taxes	(14)	39	(39)	d	(14)
Net Loss	(24,573)	(974)	(4,537)		(30,084)
Deemed Dividends and Deemed Dividends equivalent	(231)	—	—		(231)
Net Loss per share attributable to common stockholders	(24,804)	(974)	(4,537)		(30,315)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	3,976,878	93,085			4,215,569
Net loss per share attributable to common stockholders, basic and diluted	(6.24)	(10.47)			(7.19)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	Three months ended March 31, 2021
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$1,015	$366	(181)	b	$1,200
Operating expenses:
Cost of Revenue	4,502	209	1,133	c	5,843
Research and Development	576	61	—		637
Sales and marketing	1,133	143	—		1,276
General and administrative	3,956	242	—		4,198
Total operating expenses	10,167	655	1,133		11,954
Loss from operations	(9,152)	(289)	(1,314)		(10,754)
Other income (expense)	(4,413)	18	—		(4,395)
Interest expense	(498)	—	—		(498)
Total other income (expense), net	(4,911)	18	—		(4,893)
Income Taxes	(2)	42	(42)	d	(2)
Net Loss	(14,065)	(229)	(1,356)		(15,649)
Deemed Dividends and Deemed Dividends equivalent	(35)	—	—		(35)
Net Loss per share attributable to common stockholders	(14,100)	(229)	(1,356)		(15,684)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	4,661,364	94,360			4,897,202
Net loss per share attributable to common stockholders, basic and diluted	(3.02)	(2.43)			(3.20)

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the probable business combination.

The business combination was accounted for under the acquisition method of accounting, in accordance with ASC 805 (Business Combination). Helbiz has estimated the fair value of MiMoto assets and liabilities and conformed the accounting policies of MiMoto to the Company’s accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the MiMoto acquisition as a result of restructuring activities and other planned cost savings initiatives.

2.     Exchange rates

The historical financial information of MiMoto was translated from Euro to US Dollars, using the following historical exchange rates:

•        Statement of operations translated using the average exchange rate for year ended December 31, 2020: 1 Euro/1.14 USD;

•        Statement of operations translated using the average exchange rate for the three months ended March 31, 2021: 1 Euro/1.20 USD and,

•        Balance Sheet translated using the exchange rate as of March 31, 2021: 1 Euro/1.17 USD.

3.     Purchase Price Consideration

Helbiz estimated the fair value of the 228,230 shares of common stock issued — in conjunction with closing of the acquisition — to the MiMoto shareholders based on a March 31, 2021 fair value per share of $45.52. The fair value of the Helbiz Common Shares is based on a valuation from a third-party specialist. As a result, the purchase price is $12,544 consisting of $2,155 in cash and $10,389 in Helbiz’s shares of common stock. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Cash consideration	$2,155
Equity Consideration
Common Shares	$228,230
Price per share	$45.42
Fair value of equity consideration	$10,389
Total Purchase price	$12,544

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4.     Cash Consideration

On March 24, 2021, Helbiz deposited $2,155 in an escrow account, classified as Restricted Cash in the Helbiz Condensed Balance Sheet for the period ended on March 31, 2021. The entire amount deposited has been transferred to MiMoto shareholders following the closing of the acquisition on April 1, 2021.

5.     Preliminary purchase price allocation

Helbiz performed a preliminary valuation analysis of the fair market value of MiMoto assets to be acquired and liabilities to be assumed. Helbiz estimated the allocations to such assets and liabilities, using the total consideration for the MiMoto acquisition. The following table shows the allocation of the purchase price as of the transaction’s closing date, March 31, 2021. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Total purchase price	$12,544
Cash and cash equivalents	$168
Account Receivables	62
Other current Assets	169
Property and Equipment	111
Other non-current Assets	154
Total identified Assets	664
Account Payable	$(753)
Accrued expenses and other current liabilities	—
Other non-current liabilities	(42)
Financial Liabilities	(918)
Total liabilities assumed	(1,713)
Total pro forma IP – Intellectual Property	13,594

This preliminary purchase price allocation has been estimated for the pro forma adjustments in the pro forma condensed combined financial statement. The final purchase price allocation will be determined when Helbiz will complete the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation presented in the pro forma adjustments. The final allocation of the purchase price may include: (i) changes in fair values of property, plant, and equipment, (ii) allocations to other intangible assets, such as trade names and customer relationship, (iii) change in allocation to goodwill, and (iv) other changes to assets and liabilities.

6.     Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments are reflected in the unaudited pro forma condensed combined financial information:

(a)     Restricted cash:    the adjustment in the condensed combined balance sheet for $2,155 reflects the release of the Helbiz funds deposited in an escrow account to MiMoto shareholders. The funds represent the cash consideration of the MiMoto acquisition. Refer to Note 4 for the further information related to the cash consideration.

(b)    Prepaid and other current assets and Net Revenues:    the adjustment in the condensed combined balance sheet for $183 and the adjustment in the condensed combined statement of operations for $181, reflect the elimination of a 2021 transaction between Helbiz and MiMoto. In detail, in March 2021, Helbiz paid €150, approximately $183, to MiMoto for a marketing campaign. MiMoto recorded the transaction as Net Revenues while Helbiz recorded the transaction as Prepaid and other current assets. The discrepancy between the two amounts eliminated is related to the exchange rates.

(c)     IP — Intellectual Property and Cost of Revenues:    the adjustment in the condensed combined balance sheet for $13,594 represents the result of the preliminary purchase price allocation. The adjustments in the condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 amounted to $4,531 and $1,133, respectively; represent the preliminary amortization of the Intellectual Property, 3 years of useful life. The 3 years useful life of the IP is only a preliminary estimate, subject to changes based on the actual allocation of the purchase price. Refer to Note 5 for the purchase price allocation.

(d)    Deferred Tax Assets (DTA), Deferred Tax Liabilities (DTL) and Income Taxes: the adjustments in the condensed combined balance sheet of $(267) as reduction of DTA and of $(54) as reduction of DTL represent the changes made for aligning MiMoto financials with Helbiz’s accounting policies. Helbiz preliminary recorded a full allowance over the net Deferred Tax Assets. The adjustments in the condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 amounted to $39 and $54, respectively; represent the elimination of the tax benefits recorded in the MiMoto financials.

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(e)     Stockholder Deficit: the adjustment reflects the elimination of the historical equity of MiMoto, elimination of the 2021 transaction between Helbiz and MiMoto, and the issuance of shares of Common Stock to the MiMoto shareholders as part of the purchase price. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Issuance of 228,230 Common Shares	$10,389
Less: historical MiMoto shareholders’ Deficit as of March 31, 2021	836
Less: 2021 transaction between Helbiz and MiMoto, refer to Adjustment b	(183)
Pro forma adjustments to shareholder equity	11,042

(f)     Other adjustments in the condensed combined statement of operations for the year ended December 31, 2020: the adjustment reflects the elimination of a 2020 transaction between Helbiz and MiMoto. In detail, in July 2020, Helbiz paid €500, approximately $579 to MiMoto for a marketing campaign, including the co-branding of all MiMoto vehicles with Helbiz brand. MiMoto recorded the transaction as Other Income while Helbiz recorded the transaction as Sales and Marketing expenses. The discrepancy between the two amounts eliminated is related to the exchange rate and bank fees.

7.     Net Loss Per Share

Helbiz estimated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, - in the column Pro Forma Combined - giving effect to the MiMoto acquisition as if it had occurred on January 1, 2020. In detail, Helbiz considered the 228,230 Common Shares issued to MiMoto shareholders, as equity consideration of the transaction as outstanding on January 1, 2020.

As a result, the Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted in the condensed combined statements of operations for the year ended December 31, 2020 and three months ended March 31, 2021 are 4,215,569 and 4,897,202, respectively.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, Helbiz excluded from the Net Loss per share for the year ended December 31, 2020 and for the three months ended March 31, 2021, the impact of the following potentially dilutive outstanding shares: 2020 Stock Option Plan, 2020 CEO Performance Awards, Convertible Preferred Stock Series B and Equity Awards for Non-employees with Performance condition, not satisfied yet.

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